Interlink Plus, Inc. 8-K

Exhibit 99.1

Interlink Plus, Inc. Announces Reverse Split of its Stock and Name Change to Loop Media, Inc.

GLENDALE, CA, June 11, 2020 -- Interlink Plus, Inc., a Nevada corporation (the "Company") (OTC: ITRK) announced today that it has implemented a 1 for 1.5 reverse stock split of its authorized and outstanding capital stock. The Company also announced today that the Company and its wholly-owned subsidiary, Loop Media, Inc., a Delaware corporation, have merged, with the Company being the surviving entity. In connection with the merger, the Company has changed its name to Loop Media, Inc. All future announcements will refer to the Company as Loop Media, Inc.

"We are pleased to announce our name change to Loop Media, Inc. following our closed merger," said Jon Niermann, CEO and Co-Founder of Loop Media, Inc., "The name change allows us to emphasize our premium Loop.tv brand and is the latest step in our efforts to increase market awareness of our innovative premium streaming media services."

As a result of the reverse split, the Company's stock will begin trading on June 12, 2020 on a post-split basis under the symbol ITRKD for 20 trading days. Thereafter, the Company's stock will trade under the new symbol LPTV.

Additional information regarding the reverse split and merger can be found in the Form 8-K the Company filed today with the SEC.

Interlink Plus

Interlink Plus, providing services under the Loop.tv brand, is an innovative premium streaming media company building products and solutions for both businesses and consumers. Interlink improves the entire viewing experience for premium short-form content by focusing on venues and consumers in the evolving frontier of digital out-of-home, streamlining the public-to-private viewing experience. Interlink’s growing library of over 200,000 music videos and film, game and TV trailers can be viewed in many popular hospitality, dining, and retail venues; on leading branded media and entertainment sites; and on over-the-top TV platforms and IPTV devices. To learn more about Interlink’s products and applications, please visit online at Loop.tv

Forward-Looking Information

This news release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the reverse split and merger. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that can contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

1

Any forward-looking statements contained in this news release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this news release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Press Contact:

Jon Lindsay Phillips

RLM PR

LoopTV@rlmpr.com

2